Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

VME COMPANIES, INC.

VME Companies, Inc., a for-profit corporation organized and existing under the Texas Business Organizations Code, as amended (the “TBOC”), hereby adopts this Amended and Restated Certificate of Formation pursuant to Sections 3.059 and 3.061 of the TBOC and certifies as follows:

1.              The name of the filing entity is VME Companies, Inc. (the “Corporation”), and its file number with the Secretary of State of the State of Texas (the “Texas SOS”) is 806436450. The Corporation’s original Certificate of Formation was filed with the Texas SOS on February 10, 2026 (the “Original Certificate”). The Original Certificate was amended by a Certificate of Amendment filed with, and effective upon filing by, the Texas SOS on October 9, 2026 (the Original Certificate, as so amended, the “Prior Certificate”).

2.              This Amended and Restated Certificate of Formation (this “Certificate”) restates the Prior Certificate and further amends it in its entirety, including by (i) authorizing 50,000,000 shares of Preferred Stock (as defined below) issuable in series by the board of directors of the Corporation (the “Board of Directors”), (ii) classifying the Board of Directors into three classes, (iii) prohibiting stockholder action by written consent, (iv) adopting supermajority voting requirements for certain amendments, (v) adding indemnification and exclusive forum provisions, (vi) extending the limitation of liability to officers of the Corporation, (vii) deleting the provisions of the Prior Certificate relating to the forward stock split effected by the Certificate of Amendment, which has been fully consummated, and (viii) deleting the provisions of the Prior Certificate relating to the initial director, the organizer, the effective date and the initial mailing address of the Corporation. Each such amendment has been made in accordance with the provisions of the TBOC. The amendments and this Certificate were duly adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in the manner required by the TBOC (including Sections 21.364 and 6.201) and the governing documents of the Corporation.

3.              This Certificate accurately states the text of the Prior Certificate, as further amended hereby, and the Prior Certificate is hereby amended and restated in its entirety to read as herein set forth in full. This Certificate supersedes the Prior Certificate and all amendments thereto.

4.              This Certificate shall become effective upon filing with the Texas SOS at [●] [a.m./p.m.] Central Time on [●], 2026, in accordance with Section 4.052 of the TBOC.

Article I

The filing entity is a for-profit corporation. The name of the Corporation is VME Companies, Inc.

Article II

The registered agent of the Corporation is VME Process, Inc., a corporation, and the address of the registered agent and of the registered office of the Corporation in the State of Texas is 3300 S. Broadway Avenue, Suite 205, Tyler, Texas 75701.

Article III

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a for-profit corporation may be organized under the TBOC.

Article IV
CAPITAL STOCK

A.            Classes of Stock. The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,050,000,000, consisting of (i) 1,000,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Pursuant to Section 21.365 of the TBOC, and except as otherwise provided in any Statement of Resolution (as defined below), the number of authorized shares of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, and no separate class vote of the holders of Common Stock or Preferred Stock shall be required therefor.

B.             Preferred Stock. The Board of Directors is expressly authorized, subject to any limitations prescribed by law, to provide by resolution, without further stockholder action, for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences, limitations and relative rights of the shares of each such series, including voting powers (full, limited or none), dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series, in each case to the fullest extent now or hereafter permitted by the TBOC, including Sections 21.155 and 21.156 thereof. Before the issuance of any shares of a series, the Corporation shall file a statement of resolution with the Texas SOS in accordance with Section 21.155 of the TBOC (a “Statement of Resolution”).

C.             Vote to Increase or Decrease Authorized Shares of Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate class vote of the holders of Preferred Stock, or any separate series vote of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Statement of Resolution.

D.             Common Stock. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as set forth in any Statement of Resolution.

1.       Voting. Except as otherwise required by law or this Certificate, each holder of Common Stock shall be entitled to vote on each matter submitted to a vote of the stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any Statement of Resolution) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote thereon pursuant to this Certificate or the TBOC.

2.       Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends and other distributions when, as and if declared by the Board of Directors in accordance with applicable law.

3.       Liquidation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Article V

STOCKHOLDER ACTION

1.       No Action by Written Consent. Subject to the rights, if any, of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing or by electronic transmission in lieu of a meeting.

2.       Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, or (ii) the Chairperson of the Board of Directors, the Chief Executive Officer, or the President. To the extent Section 21.352 of the TBOC requires that stockholders be entitled to call a special meeting, such right shall be exercisable only by the holders of not less than fifty percent (50%) of all of the shares entitled to vote at the proposed special meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

3.       No Cumulative Voting. No stockholder shall be entitled to cumulate votes at any election of directors, and cumulative voting is expressly prohibited.

4.       No Preemptive Rights. No stockholder of the Corporation shall have any preemptive right to acquire any unissued or treasury shares or other securities of the Corporation.

Article VI
DIRECTORS

1.       General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided herein or required by the TBOC.

2.       Election of Directors. Election of directors need not be by written ballot unless the bylaws of the Corporation, as amended and in effect from time to time (the “Bylaws”), shall so provide.

3.       Number of Directors; Classified Board. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Director of the Corporation shall be [Ian Stuart]; the initial Class II Director of the Corporation shall be [Kuoh Lee]; and the initial Class III Director of the Corporation shall be [Michael Thomas]. The initial Class I Director shall serve for a term expiring at the first annual meeting of stockholders held after the effectiveness of this Certificate, the initial Class II Director shall serve for a term expiring at the second such annual meeting, and the initial Class III Director shall serve for a term expiring at the third such annual meeting. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term expiring at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and the applicable Statement of Resolution.

4.       Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock and to the extent permitted by Section 21.410 of the TBOC, any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and not by the stockholders; provided, however, that any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors only for a term of office continuing until the next election of one or more directors by the stockholders, and the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the unexpired term of such director’s predecessor and until such director’s successor is duly elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director, which limitation shall apply notwithstanding the classification of the Board of Directors.

5.       Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of stockholders called for that purpose.

Article VII
LIMITATION OF LIABILITY

To the fullest extent permitted by the TBOC, including Section 7.001 thereof, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any act or omission in such person’s capacity as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer to the extent such person is found liable for (a) a breach of such person’s duty of loyalty, if any, to the Corporation or its stockholders, (b) an act or omission not in good faith that constitutes a breach of duty of such person to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of law, (c) a transaction from which such person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of such person’s duties, or (d) an act or omission for which the liability of such person is expressly provided by an applicable statute. If the TBOC is amended after the effectiveness of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended, in addition to the elimination and limitation of liability provided in the preceding sentence.

Any amendment, repeal or modification of this Article, whether by the stockholders of the Corporation or by an amendment to the TBOC, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any act or omission occurring before such amendment, repeal or modification.

Article VIII

INDEMNIFICATION

The Corporation shall indemnify, and advance expenses to, any person who is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, manager, employee, agent or similar functionary of another entity or enterprise, to the fullest extent permitted by Chapter 8 of the TBOC, as the same exists or may hereafter be amended, and in the manner provided in the Bylaws. The Corporation may, by action of the Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation to the extent permitted by the TBOC. The Corporation may purchase and maintain insurance or establish other arrangements on behalf of any such person in accordance with Section 8.151 of the TBOC. The rights conferred by this Article shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, and no amendment or repeal of this Article shall adversely affect any right existing with respect to any act or omission occurring prior to such amendment or repeal.

Article IX
AMENDMENT OF BYLAWS

1.       Amendment by Directors. Except as otherwise provided by law, the Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

2.       Amendment by Stockholders. The Bylaws may be amended or repealed at any annual meeting, or special meeting of stockholders called for such purpose in accordance with the Bylaws, by the affirmative vote of at least two-thirds (2/3) of the voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Article X
AMENDMENT OF CERTIFICATE OF FORMATION

The Corporation reserves the right to amend or repeal any provision of this Certificate in the manner now or hereafter prescribed by the TBOC and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Pursuant to Section 21.365 of the TBOC, and except as otherwise required by law or any Statement of Resolution, any amendment to this Certificate shall require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon; provided, however, that the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Article V (Stockholder Action), Article VI (Directors), Article IX (Amendment of Bylaws), Article XI (Exclusive Forum) or this Article X.

Article XI

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the state courts located in Smith County, Texas shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of or based on a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the TBOC, this Certificate or the Bylaws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this Article shall not apply to any causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Texas shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

Article XII
SEVERABILITY

If any provision of this Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate, and the court will replace such illegal, void or unenforceable provision of this Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, has executed this Amended and Restated Certificate of Formation as of [●], 2026, and signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

VME Companies, Inc.

By:
Name:	Michael Thomas
Title:	Chief Executive Officer and President